UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2016

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 12, 2016, Adamis Pharmaceuticals Corporation (the “Company” or “Adamis”) announced that its acquisition of U.S. Compounding, Inc., an Arkansas corporation (“USC’), has been completed pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 2016 (the “Merger Agreement”), with USC and Ursula MergerSub Corp., an Arkansas corporation and a wholly owned subsidiary of the Company (“Merger Sub”), which was previously disclosed in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2016 (the “Prior Form 8-K”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into USC (the “Merger”), with USC surviving as a wholly owned subsidiary of the Company.

All of the outstanding shares of common stock of USC have been converted into the right to receive a total of approximately 1,618,544 shares of Adamis common stock; and as described further below, in connection with the Merger and the transactions contemplated by the Merger Agreement, the Company assumed approximately $5,722,500 principal amount of debt obligations and related loan agreements of USC and certain related entities, as described further below.

The acquisition of USC is intended by the Company to expand the Company’s product portfolio, provide immediate revenues to the Company, and significantly increase the Company’s manufacturing, sales and marketing capabilities, which the Company believes will assist in the future in commercializing the Company’s pipeline of products if they are approved for marketing by applicable regulatory authorities, and diversify the Company’s future revenue mix.

Pursuant to the terms of the Merger Agreement, 300,000 shares of the Company’s common stock issued to the principal former stockholders of USC (the “Indemnifying Stockholders”) will be held in escrow for a period of three years after the closing date in order to satisfy the indemnification obligations of the Indemnifying Stockholders under the Merger Agreement for breaches of USC’s representations, warranties, covenants and certain other matters. In addition, Eddie Glover and Kristen Riddle, the chief executive officer and president, respectively, of USC, entered into individual milestone agreements pursuant to which 750,000 shares of the Company’s common stock issued to such stockholders will be withheld, with such shares to vest and be released annually over a period of three years after the closing date provided that such stockholder continues to be employed by USC or the Company (with certain exceptions) as of the applicable vesting date.

Item 1.01 Entry into a Material Definitive Agreement

Loan Agreements and Loan Documents

As described above and further below, pursuant to the terms of the Merger Agreement and related agreements, the Company acquired or shortly after the closing of the Merger will acquire from certain third party entities the building and real property on which USC’s principal offices and facilities are located, and USC acquired certain laboratory equipment used in connection with USC’s operations, in consideration of the Company’s agreement to become an additional borrower and to assume the obligations under the loan agreements and related loan documents relating to such assets.

In addition, in consideration for the transfer of such assets and for the consent of the lender under such loan documents to the transactions contemplated by the Merger Agreement, pursuant to the Loan Amendment Agreement described below the Company agreed to become an additional borrower and assume the obligations under two loan agreements described above and also the two existing loan agreements, a working capital loan and an equipment loan, and related loan documents evidencing loans previously made to USC (all of the above loan agreements and loan documents, sometimes referred to collectively as the “Existing Loan Documents”). The lender in all of the above loans and loan agreements was First Federal Bank and/or its successor Bear State Bank (“Lender” or “Bank”).

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In connection with the closing of the Merger, the Company and the parties to the Existing Loan Documents entered into a Loan Amendment, Forbearance and Assumption Agreement (the “Loan Amendment Agreement”). Pursuant to the Loan Amendment Agreement, Adamis was added as a “Borrower” under the Existing Loan Documents and assumed all of the rights, duties, liabilities and obligations as a Borrower and a party under the Existing Loan Documents, and each of the other parties of the Existing Loan Documents acknowledged their obligations under the Existing Loan Documents. In addition, in recognition of the fact that the loans made by the Bank under the Existing Loan Documents are currently in default with respect to certain nonmonetary covenants in the Existing Loan Documents, the Bank agreed that until October 31, 2016, and subject to compliance with the other provisions of the Loan Amendment Agreement, it would not pursue available remedies as a result of such noncompliance or demand payment under the promissory notes included in the Existing Loan Documents.

In addition, in the Loan Amendment Agreement the Company and the Bank agreed to discuss in good faith mutually agreeable amendments or modifications to the Existing Loan Documents in light of the changes in circumstances resulting from the Merger and the transfer of the real property and equipment discussed above to Adamis and USC.

A summary of certain additional terms, conditions and provisions of the Existing Loan Documents to which Adamis was added as an additional “Borrower” thereunder, and the Loan Amendment Agreement, is contained on Addendum A to this Report and is incorporated herein by reference.

Employment Agreement

USC and Eddie Glover, the Chief Executive Officer of USC, have entered into an employment agreement. The agreement provides for the employment of Mr. Glover as the chief executive officer of USC. The agreement provides for an initial salary at a rate of $300,000 per annum. Under the agreement, the officer is eligible to participate in benefit programs of USC that are routinely made available to officers of USC, as well as stock option and equity incentive plans maintained or sponsored by the Company. The board of directors may also, in its discretion, approve discretionary cash or equity bonuses to any officer or employee.

The agreement is terminable at any time by either party. If USC terminates the officer’s employment at any time, the officer will be entitled to receive any unpaid prorated base salary for the actual number of days worked along with all benefits and expense reimbursements to which the officer is entitled by virtue of the officer’s past employment with USC. The agreement provides that if the officer’s employment is terminated without cause (as defined in the employment agreement), the officer will be entitled to receive severance payments at the officer’s then-annual base salary for nine months from the date of termination. The officer would (assuming eligibility and timely elections) be entitled to be reimbursed for payment of USC’s portion of the premiums required to continue the officer’s medical, dental and vision insurance coverage pursuant to COBRA during the nine-month severance period (with the officer being responsible to pay that amount of the portion of the premiums that the officer would have been responsible to pay if the officer had remained an employee during such period) or, if earlier, the date that the officer accepts full time employment with another employer. In addition, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable in full as if the officer had remained employed during the severance period described above, and all options will remain exercisable for a period of one year after the date of termination. The agreement also provides that if the officer is terminated without cause or the officer terminates the officer’s employment for good reason (as defined in the employment agreement), upon the occurrence of or within 13 months after the date of a change in control, the officer will also be entitled to receive the severance and medical benefits described above, and the severance payments described above will be accelerated and paid in a lump sum. Good reason is defined in the agreement to include events such as material reduction in base salary or responsibilities and duties or required relocation from the area in which USC’s executive offices are located. In addition, in the event of a change in control, all unvested options held by the officer will accelerate and be exercisable in full and any unvested shares will vest in full. The obligation to pay the severance benefits described above is conditioned on the officer’s timely execution of a general release of claims. Upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service.

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Forward Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations, including, but not limited to the following statements: statements regarding the completed acquisition, its expected benefits, and the anticipated future financial performance of USC; the Company’s beliefs concerning the ability of its product candidates, and products that may be marketed and sold by USC, to compete successfully in the market; the Company’s beliefs concerning the safety and effectiveness of its product candidates; the Company’s ability to fund future product development and to support the ongoing activities of the Company and USC; and future revenues expected from sales of USC’s products and any of the Company’s product candidates, assuming that they are developed and approved for marketing by the FDA and other regulatory authorities. Statements in this Form 8-K concerning future events depend on several factors beyond the Company’s control, including, without limitation, receipt of adequate funding to support these activities, market conditions, the regulatory approval process and the absence of unexpected regulatory or other delays or proceedings, the usefulness of USC’s manufacturing capability and sales and marketing personnel to assist with development, manufacturing and sales of the Company’s other product candidates, and the ability of USC to compete successfully against other companies that offer similar products and services, some of which are larger and have greater resources than USC and the Company. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements. In addition, there can be no assurances that the Company will successfully complete development of its epinephrine PFS syringe product candidate, that the FDA will approve the Company’s NDA relating to the PFS product candidate, or that the product will be commercially successful if introduced. The Company will require additional funding to commercially launch the PFS product and to continue development of its other product candidates. Certain of these risks, uncertainties, and other risk factors relating to the Company’s business, financial condition and prospects, are described in greater detail in the Company’s filings from time to time with the SEC, which the Company strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligation to update any forward-looking statements.

Item 2.01 Completion of Acquisition or Disposition of Assets

The discussion in the “Introductory Note” above regarding the completion of the Merger transaction pursuant to the Merger Agreement effective April 11, 2016, is hereby incorporated by reference into this Item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in the Introductory Note and in Item 1.01 above under the heading “Loan Agreements and Loan Documents” is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in the Introductory Note and in Item 2.01 above with respect to the issuance of shares of Adamis common stock as part of the merger consideration is incorporated into this Item 3.02 by reference. The securities were issued to a small number of stockholders in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended. Each stockholder represented that it was an accredited investor, as defined in Rule 501 of Regulation D or a sophisticated investor, that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, that it had received all information that the investor requested concerning USC and Adamis, and that the stockholder had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the stockholder’s investment in the Company’s securities and was able to bear the economic risks of such investment.

Item 8.01 Other Events

The Company has issued a press release announcing the completion of the Merger. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

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The financial statements of U.S. Compounding, Inc. required by this Item have not been filed on this Report on Form 8-K but will be filed within the time periods permitted by applicable rules relating to this Report.

(b) Pro Forma Financial Information

The pro forma financial statements required by this Item have not been filed on this Report on Form 8-K but will be filed by amendment within the time periods permitted by applicable rules relating to this Report.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 28, 2016, by and among the Company, U.S. Compounding, Inc., Ursula MergerSub Corp., and Eddie Glover, as Stockholders’ Representative. (1)
2.2	Form of Joinder Agreement, dated as of March 28, 2016, by and between the Company and certain stockholders of U.S. Compounding, Inc. (1)
10.1	Loan and Security Agreement by and between Adamis Pharmaceuticals Corporation and Bear State Bank, N.A. (1)
10.2	Warrant dated March 28, 2016. (1)
99.1	Press Release of the Company, dated April 12, 2016.
(1)	Incorporated by reference to exhibits filed with the Company’s Report on Form 8-K, filed on March 29, 2016.

(a)          Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: April 12, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer

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Addendum A

Summary of Certain Agreements

In connection with the closing of the Merger transaction described in the “Introductory Note” and in Item 2.01 of the Report on Form 8-K, the Company was added as an additional “Borrower” under, and assumed the obligations as a Borrower under, certain loan agreements and related loan documents with First Federal Bank and/or its successor Bear State Bank, as the lender (“Lender” or “Bank”), including the following:

•	That certain Business Loan Agreement (as modified, amended or supplemented, the "4 HIMS Loan Agreement") dated as of August 8, 2014, entered into by and between 4 HIMS, LLC, an Arkansas limited liability company (“4 HIMS”), as borrower, and Bank, as lender, pursuant to which Bank agreed to make a loan (the "4 HIMS Loan") to 4 HIMS in the initial principal amount of up to $2,586,892. The 4 HIMS Loan is evidenced by that certain Commercial Promissory Note (as modified, amended or supplemented, the "4 HIMS Note") dated as of August 8, 2014, executed by 4 HIMS in favor of Bank. The 4 HIMS Note is secured by, among other things, that certain Commercial Real Estate Mortgage (as modified, amended or supplemented, the "4 HIMS Mortgage") dated as of August 8, 2014, executed by 4 HIMS in favor of Bank and recorded in the Official Records of Faulkner County, encumbering the real property on which USC’s principal offices are located that 4 HIMS agreed to sell and transfer to Adamis (the collateral referenced in the 4 HIMS Mortgage that was transferred to Adamis, collectively referred to herein as the "4 HIMS Property"). In connection with the 4 HIMS Loan, 4 HIMS also entered into certain other agreements and instruments (the 4 HIMS Loan Agreement, the 4 HIMS Note, the 4 HIMS Mortgage and all other documents executed in connection with the 4 HIMS Loan, all as previously modified, amended or supplemented, collectively referred herein as the "4 HIMS Loan Documents"). Eddie Glover, who is the chief executive officer of USC, and with respect to certain of the Existing Loans described below Kristen Riddle (who is an officer of USC) and certain other individuals (collectively, the “Individual Guarantors”), and USC guaranteed repayment of the 4 HIMS Loan and the other Existing Loans described below, pursuant to Guarantees for the benefit of the Bank that are included in the Existing Loan Documents. Mr. Glover is a member of 4 HIMS and of Tribute.
•	That certain Business Loan Agreement (as modified, amended or supplemented, the "Tribute Loan Agreement") dated as of March 21, 2014, entered into by and between Tribute Labs, LLC (“Tribute), as borrower, and Bank, as lender, pursuant to which Bank agreed to make a loan (the "Tribute Loan") to Tribute in the initial principal amount of $1,000,000. The Tribute Loan is evidenced by that certain Commercial Promissory Note dated as of March 21, 2014, executed by Tribute in favor of Bank, as superseded by that certain Commercial Promissory Note (as modified, amended or supplemented, the “Tribute Note”) dated as of June 21, 2014, in the principal amount of $600,000. The Tribute Note is secured by, among other things, a security interest in all assets of Tribute, including without limitation certain laboratory equipment owned by Tribute that was transferred to USC at the closing of the Merger (the “Merger Closing”) pursuant to that certain Asset Purchase Agreement dated as of March 28, 2016 and entered into by and between Tribute and USC (the “Tribute Asset Purchase Agreement”) (such equipment referred to collectively as the "Tribute Property"), pursuant to that certain Commercial Security Agreement dated as of March 21, 2014 and entered into by and between Bank and Tribute (the “Tribute Security Agreement”). In connection with the Tribute Loan, Tribute also entered into certain other agreements and instruments (the Tribute Loan Agreement, the Tribute Note and all other documents executed in connection with the Tribute Loan, all as previously modified, amended or supplemented, collectively referred herein as the "Tribute Loan Documents").

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•	That certain loan evidenced by that Business Loan Agreement (as modified, amended or supplemented, the "USC Working Capital Loan Agreement") dated as of July 14, 2014, entered into by and between USC, as borrower, and Bank, as lender (the "USC Working Capital Loan") to USC in the initial principal amount of $2,500,000). The USC Working Capital Loan is evidenced by that certain Commercial Line of Credit Agreement and Note (as modified, amended or supplemented, the "USC Working Capital Note") dated as of July 14, 2014, executed by USC in favor of Bank. The USC Working Capital Loan is secured by, among other things: (i) a first priority security interest in the accounts receivable and inventory of USC, pursuant to that certain Commercial Security Agreement between USC and the Bank (the "USC Working Capital Security Agreement"); and (ii) a real estate mortgage executed by a trust related to Eddie Glover encumbering certain real property held by such trust (all such collateral referred to collectively as the “USC Working Capital Property"). In connection with the USC Working Capital Loan, USC also entered into certain other agreements and instruments (the USC Working Capital Loan Agreement, the USC Working Capital Note and all other documents executed in connection with the USC Working Capital Loan, all as previously modified, amended or supplemented, collectively referred herein as the "USC Working Capital Loan Documents").

•	That certain loan evidenced by that Business Loan Agreement (as modified, amended or supplemented, the "USC Equipment Loan Agreement") dated as of July 14, 2014, entered into by and between USC, as borrower, and Bank, as lender (the "USC Equipment Loan" and together with the USC Working Capital Loan, the “USC Loans”) to USC in the initial principal amount of $1,000,000. The USC Equipment Loan is evidenced by that certain Commercial Line of Credit Renewal Agreement and Note (as modified, amended or supplemented, the "USC Equipment Note") dated as of July 14, 2014, executed by USC in favor of Bank. The USC Equipment Loan is secured by, among other things, a first priority security interest in all equipment of USC, pursuant to that certain Commercial Security Agreement between USC and the Bank (the "USC Equipment Security Agreement") (the collateral referenced in the USC Equipment Security Agreement and any other real or personal property securing the USC Equipment Loan collectively referred to herein as the “USC Equipment Property"). In connection with the USC Equipment Loan, USC also entered into certain other agreements and instruments (the USC Equipment Loan Agreement, the USC Equipment Note and all other documents executed in connection with the USC Equipment Loan, all as previously modified, amended or supplemented, collectively referred herein as the "USC Equipment Loan Documents"). (The USC Working Capital Loan Documents and the USC Equipment Loan Documents are sometimes referred to as the "USC Loan Documents"; the USC Working Capital Property and the USC Equipment Property are sometimes referred to as the "USC Property”); the 4 HIMS Loan, the Tribute Loan and the USC Loans are sometimes collectively referred to as the "Existing Loans"; and the 4 HIMS Loan Documents, the Tribute Loan Documents and the USC Working Capital Loan Documents are sometimes collectively referred to as the "Existing Loan Documents.")

In addition, as previously disclosed in the Prior Form 8-K, the Bank has agreed to extend to Adamis a credit facility in the amount of $2,000,000 (the "Adamis New Loan"), pursuant to a Negotiable Term Promissory Note dated March 28, 2016, in the amount of $2,000,000 (such agreements and instruments, together with such other agreements and instruments as Adamis may execute in connection with the Adamis New Loan, all as may be modified, amended or supplemented, collectively referred herein as the "Adamis New Loan Documents"). (The Existing Loans and the Adamis New Loan are sometimes collectively referred to as the "Loans"; Adamis and the Initial Loan Parties are sometimes collectively referred to as the "Loan Parties"; and the Adamis New Loan Documents and the Existing Loan Documents are sometimes collectively referred to herein as the "Loan Documents.")

4 HIMS Loan Agreement and Loan Documents

In connection with the closing of the Merger, the Company acquired from 4 HIMS, of which Eddie Glover, the chief executive officer of USC, and certain other former stockholders of USC are members, the 4 HIMS Property, in consideration of the Company being added as an additional “borrower” and assuming the obligations under the 4 HIMS Loan Agreement, the 4 HIMS Note and the other 4 HIMS Loan Documents. As of March 31, 2016, the outstanding principal balance owed on the 4 HIMS Note was approximately $2,454,000.

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Under the 4 HIMS Note, the Borrower agreed to make payments of principal and interest in the amount of $15,411.48 per month beginning on September 8, 2014, and continuing monthly thereafter in 59 consecutive payments, with a final balloon payment due on the stated maturity date of August 8, 2019. Interest accrues on the principal balance at a rate of 3.750% per annum. Under each of the Existing Loan Documents, if required payments are not made when due, then at Lender’s option Lender may assess a late payment charge of 10% of the amount of the scheduled payment then past due, subject to a maximum charge of $500. The 4 HIMS Note may be prepaid, in whole or in part, at any time without penalty. Lender has a right of set-off entitling Lender to set off any amount payable under the 4 HIMS Note, whether matured or unmatured, against any amount owing by Lender to 4 HIMS (as the Borrower) including any of the Borrower’s accounts with Lender.

As collateral securing the Borrower’s obligations under the 4 HIMS Note and the other 4 HIMS Loan Documents, Borrower entered into the 4 HIMS Mortgage.

The 4 HIMS Note provides that it is a demand note, and that payment is due upon the earlier to occur of (i) Lender’s demand, or (ii) the Maturity Date. As described above in the Form 8-K and below, in the Loan Amendment Agreement the Bank has agreed, with respect to the 4 HIMS Loan Documents and the other Existing Loan Documents, that during the forbearance period ending October 31, 2016, and subject to compliance with the other provisions of the Loan Amendment Agreement, it would not demand payment under the promissory notes included in the Existing Loan Documents.

Upon an event of default, Lender may declare all amounts due and payable and may exercise all remedies available to Lender, including foreclosure on its security interests and liens on the collateral in favor of Lender. Events of default under the 4 HIMS Note include, among others, the following: (a) Borrower’s failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of the 4 HIMS Note or any of the other 4 HIMS Loan Documents; (c) any default by Borrower under the terms of any of the 4 HIMS Loan Documents; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower’s debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower’s property (all of Borrower’s assets sometimes referred to as the “Property”) or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower’s business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the 4 HIMS Loan Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any of the 4 HIMS Loan Documents terminates, attempts to terminate or defaults under any such 4 HIMS Loan Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower.

Upon the occurrence of an event of default under the 4 HIMS Loan Documents or any of the other Existing Loan Documents, Lender may pursue any remedy available under the applicable Loan Documents, at law or in equity, including all rights under the uniform commercial code and applicable law. Upon an event of default, Lender at its discretion may declare all obligations under the applicable Loan Documents to become due and payable in full, and Lender may exercise its rights to possession of the collateral, and may dispose of the collateral, as provided under applicable law.

The 4 HIMS Loan Agreement includes customary representations and warranties of Borrower to Lender, including concerning (i) Borrower’s corporate authority, (ii) accuracy of financial information provided to Lender and compliance with applicable tax laws, (iii) title to Borrower’s assets, (iv) compliance with laws, and (v) absence of material litigation.

The 4 HIMS Loan Agreement includes covenants of Borrower, including, among others: (a) Borrower agreed to promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and every other occurrence that may have a material adverse effect on Borrower’s business, financial condition, or on Borrower’s assets (the assets of a Borrower referred to in the Loan Documents as the “Property”); (b) Borrower agreed to maintain adequate insurance as required by law or as may be required by Lender; (c) Borrower agreed that on Lender’s request, Borrower will do any act or execute any additional documents that may be required to relfect the Lender’s commitment to Borrower; (d) Borrower agreed to comply with applicable laws, including without limitation tax and environmental laws; (e) Borrower agreed to keep Borrower’s existence in its current organizational form in full force and effect, to not sell or merge Borrower’s business or any part of Borrower’s business without the Lender’s prior written consent, and to continue its business as currently conducted; (f) Borrower agreed to not incur debt, borrow money, or guaranty any loan or other obligation in excess of $100,000 without Lender’s prior written consent; and (g) Borrower agreed to maintain a minimum Fixed Charge Coverage Ratio of 1.25 as of the end of each fiscal quarter, with the ratio to be measured on a rolling four quarter basis. “Fixed Charge Coverage Ratio” is defined as Borrower’s earnings before interest, taxes, depreciation, amortization, and restructuring or rent costs (EBITDAR) less Maintenance Capex (50% of depreciation) less dividends, distributions, and withdrawals divided by the sum of the following for a stated period: interest expense, the current principal portion of long term debt, and rental expense (all determined in accordance with GAAP).

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The 4 HIMS Loan Agreement includes customary representations, warranties and covenants of the Borrower relating to the 4 HIMS Property.

Under the 4 HIMS Loan Agreement, the occurrence of any of the following events will be an event of default: (a) default by Borrower or any of the Guarantors under the applicable Loan Documents; (b) if Borrower or a Guarantor made or makes a false or misleading misrepresentation in the 4 HIMS Loan Documents or other materials submitted to Lender; (c) any material adverse change in the Borrower’s business, financial condition, or the Property has occurred or is imminent; if the full performance of the obligations of any party is materially impaired; if the collateral and its value or Lender’s rights with respect thereto are materially impaired in any way; or the existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect a Party’s business, financial condition, or the Property; (d) a Party voluntarily suspends transaction of its business or does not generally pay debts as they mature. If a party has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within 30 days after filing; or if a receiver, trustee, or custodian is or will be appointed or a Party; (e) if Borrower or a Guarantor materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated; (f) if there is entered against a Party a judgment that materially affects the Borrower’s business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the collateral or which materially affects Borrower’s business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued; (g) if Lender has a good faith belief that Lender’s rights in the collateral are or will soon be impaired or that the collateral itself is or soon will be impaired; (h) if Borrower or Borrower’s business is sold or merged or if Borrower or Borrower’s business suspends business or ceases to exist; (i) if Lender has a good faith belief that any Party is unable or will soon be unable to perform that Party’s duties under the applicable Loan Documents; or (j) the death of an individual who is a party to the 4 HIMS Loan Agreement, a partner in a partnership that is a party, a member in a limited liability company that is a party, an officer of a corporation that is a party, or an individual of similar position in any other type of business organization that is a party.

Upon an event of default, at Lender’s sole option the loan and indebtedness represented by the 4 HIMS Loan Documents may be declared immediately due and payable, Lender may apply the parties’ bank accounts and any other property held by Lender against the indebtedness, and Lender may exercise its other rights with respect to the collateral and under applicable law.

Tribute Loan Agreement and Loan Documents

In connection with the Merger, Tribute Labs, LLC, a Nevada limited liability company (“Tribute” or “Borrower”) assigned to Adamis all of its rights under the Tribute Loan Agreement and other Tribute Loan Documents, Adamis agreed to become an additional co-borrower and to assume Borrower’s obligations under the Tribute Loan Documents, in consideration of the transfer to USC of laboratory equipment owned by Tribute and used to perform testing services for USC’s products, and Lender consented to such assignment. As of March 31, 2016, the outstanding unpaid principal balance under the Tribute Loan Agreement was approximately $518,000.

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Under the Tribute Note, the Borrower agreed to make payments of principal and interest in the amount of $8,135 each month for 80 consecutive months beginning on October 21, 2014. The unpaid principal balance of the Tribute Note, together with all accrued interest and charges owing in connection therewith, is due and payable on the Maturity Date of June 21, 2021, unless demanded earlier. The initial variable interest rate on the Tribute Note was originally 2.750% per annum. The interest rate may change daily, based on the prime rate as published in the Wall Street Journal minus 0.50 percentage points; the interest rate will never be greater than 5% or less than 2.75%. As of June 5, 2015, the interest rate was 4.75%. The Tribute Note may be prepaid, in whole or in part, at any time without penalty. Lender has a right of set-off entitling Lender to set off any amount payable under the Tribute Note, whether matured or unmatured, against any amount owing by Lender to Borrower, including any of the Borrower’s accounts with Lender. The Tribute Note provides that it is a demand note, and that payment is due upon the earlier to occur of (i) Lender’s demand, or (ii) the Maturity Date.

Upon an event of default, Lender may at its option declare all amounts due and payable and may exercise all remedies available to Lender, including foreclosure on its security interest on the collateral that is subject to the security interest in favor of Lender. Events of default under the Tribute Note are similar in material respects to those under the 4 HIMS Note, as applied to Tribute as Borrower and the Tribute Loan Documents.

The Tribute Loan Agreement includes customary representations and warranties of Borrower to Lender, including concerning (i) Borrower’s corporate authority, (ii) accuracy of financial information provided to Lender and compliance with applicable tax laws, (iii) title to Borrower’s assets, (iv) compliance with laws, and (v) absence of material litigation.

The Tribute Loan Agreement includes covenants of the Borrower, which are similar in material respects to the covenants of 4 HIMS as Borrower in the 4 HIMS Loan Agreement. In addition: (a) Borrower agreed to meet and maintain earnings before interest, taxes, depreciation and amortization (EBITDA) greater than or equal to the amounts stated below as tested on a quarterly basis within 30 days of the end of each quarter. If Borrower fails to meet EBITDA requirement on the specified test date, the interest rate as defined in the Tribute Note will be increased by 200 basis points (the “Cure Rate”) until Borrower satisfies the applicable EBITDA requirement or Lender otherwise consents. The Cure Rate may be reinstated as necessary based on the failure of the quarterly test over the term of the Tribute Loan Agreement. The required EBITDA minimums for 2016 include: March 31, 2016, $60,000, and June 30, 2016, $125,000; (b) beginning on September 30, 2016, Borrower agreed to meet and maintain a minimum Fixed Charge Coverage Ratio of 1.20:1. The ratio will be calculated at the end of each reporting period for which Lender requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period. “Fixed Charge Coverage Ratio” is defined as Borrower’s earnings before interest, taxes, depreciation, amortization, and restructuring or rent costs (EBITDAR) divided by the sum of the following for a stated period: interest expense, income tax expense, the current principal portion of long term debt, and rental expense (all determined in accordance with GAAP); and (c) beginning on September 30, 2018 until the Maturity Date, Borrower agreed to meet and maintain a minimum Fixed Charge Coverage Ratio of 1.25:1. This ratio will be calculated at the end of each reporting period for which Lender requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period.

Under the Tribute Loan Agreement, events of default are similar in material respects to the events of default under the 4 HIMS Loan Agreement, as applied to the Borrower and the applicable Tribute Loan Documents. Upon an event of default, at Lender’s sole option the loan and indebtedness represented by the Tribute Loan Documents may be declared immediately due and payable, Lender may apply the parties’ bank accounts and any other property held by Lender against the indebtedness, and Lender may exercise its other rights with respect to the collateral and under applicable law.

As collateral securing the Borrower’s obligations under the Tribute Loan Documents, Borrower granted a security interest to Lender in all of Borrower’s assets, evidenced by the Tribute Security Agreement. The Tribute Security Agreement includes customary representations, warranties, covenants and indemnification provisions of Borrower regarding itself and the collateral, and provides, among other things, that if Lender should, at any time, determine that the collateral or Lender’s security interest in the collateral is impaired, insufficient, or has declined of may decline in value, or if Lender should deem that payment of the Borrower’s obligations under the Tribute Loan Documents is insecure, then Lender may require, and Borrower agrees to furnish, additional collateral that is satisfactory to Lender.

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The occurrence of any of the following events constitutes a default under the Tribute Security Agreement: (a) Borrower's failure to make any payment when due of any amount payable on any of the “Obligations,” defined as any amounts owed under any of the Tribute Loan Documents or any other agreement or instrument executed by Borrower and delivered to Lender; (b) failure by Borrower to perform any agreement contained in any agreement that Borrower has or may have with Lender; (c) the publication of any statement, representation, or warranty, whether written or oral, by Borrower to Lender, which at any time is untrue in any respect as of the date made; (d) the condition that Borrower becomes insolvent or unable to pay debts as they mature, or makes an assignment for the benefit of the Borrower’s creditors, or conveys substantially all of its assets, or in the event of any proceedings instituted by or against Borrower alleging that Borrower is insolvent or unable to pay debts as they mature; (e) Borrower applies for appointment of a receive or any other legal custodian, or if a petition is filed under the federal bankruptcy laws by or against Borrower and the proceeding is not discharged within 30 days after filing; (f) entry to any judgment against Borrower, or the issue of any order of attachment, execution, sequestration, claim and delivery, or other order in the nature of a writ levied against the collateral; (g) the death of any debtor who is a natural person; (h) dissolution, liquidation, suspension of normal business, termination of existence, business failure, merger, or consolidation or transfer of a substantial part of the property of any Borrower which is a corporation or other entity; (i) the collateral or any part of the collateral declines in value in excess of normal wear, tear, and depreciation or becomes, in the judgment of Lender, impaired, unsatisfactory, or insufficient in character or value, including, but not limited to, the filing of a competing financing statement; breach of warranty that Borrower is the owner of the collateral free and clear of any encumbrances (other than as disclosed to Lender); sale of the collateral (except in the ordinary course of business) without Lender’s express written consent; failure to keep the collateral insured as provided in the Tribute Security Agreement; failure to allow Lender to inspect the collateral upon demand or at reasonable time; failure to make prompt payment of taxes on the collateral; loss, theft, substantial damage, or destruction of the collateral; and, when collateral includes inventory, accounts, chattel paper, or instruments, failure of account debtors to pay their obligations in due course; or (j) the Lender in good faith, believes the Borrower’s ability to repay the Borrower’s indebtedness secured by the Tribute Security Agreement, any collateral, or the Lender’s ability to resort to any collateral, is or soon will be impaired.

USC Working Capital Loan Agreement and Loan Documents

In connection with the Merger, Adamis agreed to be added as a Borrower and to assume the obligations as a Borrower under the USC Working Capital Loan Agreement and the USC Working Capital Loan Documents.

Under the USC Working Capital Loan Agreement, Lender agreed to loan funds to USC, as the “Borrower,” up to an aggregate principal amount of $2,500,000, and evidenced by the USC Working Capital Note. As of March 31, 2016, the outstanding unpaid principal balance under the USC Working Capital Note was approximately $2,126,000.

Under the USC Working Capital Note, Borrower agreed to make monthly payments of principal and accrued interest commencing in August 2014, with the unpaid principal balance and interest due and payable on the Maturity Date, unless demanded earlier. The USC Working Capital Note is stated to be a demand note, with payment being due upon the earlier to occur of (i) Lender’s demand, or (ii) the Maturity Date. The USC Working Capital Note has a stated Maturity Date of December 10, 2015.

The initial variable interest rate on the USC Working Capital Loan Agreement was 3% per annum. The interest rate may change daily. Lender calculated the new interest rate based on the prime rate minus 0.25 percentage points; the interest rate will never be less than 3%. Lender has a right of set-off entitling Lender to set off any amount payable under the USC Working Capital Note, whether matured or unmatured, against any amount owing by Lender to Borrower, including any of the Borrower’s accounts with Lender.

Under the USC Working Capital Loan Agreement, at any time before the Maturity Date, Borrower may request an advance upon to a maximum amount equal to the “Line of Credit Limit” if before and after the request: (i) the outstanding borrowings under the USC Working Capital Loan Agreement are not in excess of the lesser of $2,500,000 (defined as the “Line of Credit Limit”) or the Borrowing Base Amount; (ii) an event of default does not exist; and (iii) Lender is not precluded by law from making the advance. The total of all advanced requested and unpaid principal cannot exceed $2,500,000. Under the USC Working Capital Loan Agreement, advances will be available until the earlier to occur of (a) demand by Lender, (b) December 10, 2015, (c) the date the line of credit is cancelled by Borrower, or (d) the date the line of credit is cancelled by Lender due to an occurrence of an event of default (the foregoing events defined as the “Maturity Date”). After the Maturity Date, no further advances are available to Borrower. The “Borrowing Base Amount” is defined as an amount equivalent to 80% of Eligible Accounts Receivables, and 50% of Eligible Inventory, as those terms are defined in the USC Working Capital Loan Agreement.

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Under the terms of the USC Working Capital Note, upon an event of default, Lender’s obligations to make any advances will, at Lender’s option, terminate and Lender may at its option declare all amounts due and payable and may exercise all remedies available to Lender, including foreclosure on its security interest on the collateral that is subject to the security interest in favor of Lender. Events of default under the USC Working Capital Note are similar in material respects to those under the 4 HIMS Note, as applied to USC as Borrower and the USC Working Capital Loan Documents.

The USC Working Capital Loan Agreement includes customary representations and warranties of USC as Borrower to Lender, similar in material respects to those in the Tribute Loan Agreement, as applied to USC as Borrower and the USC Working Capital Loan Documents.

The USC Working Capital Loan Agreement includes customary covenants of USC as Borrower, which are similar in material respects to the covenants of 4 HIMS as Borrower in the 4 HIMS Loan Agreement. In addition, USC as Borrower agreed to maintain a minimum Fixed Charge Coverage Ratio of 1.25 as of the end of each fiscal quarter, with the ratio to be measured on a rolling four quarter basis. Borrower also agreed to maintain a maximum Funded Debt to EBITDA Ratio of 5.00 as of the end of each fiscal quarter. “Funded Debt to EBITDA Ratio” is defined as Borrower’s total outstanding liabilities divided by Borrower’s EBITDA (all determined in accordance with GAAP), and defined “EBITDA” as, for any stated period, Borrower’s net income plus interest expense, income tax expense and depreciation and amortization expense (all determined in accordance with GAAP).

Under the USC Working Capital Loan Agreement, events of default are similar in material respects to the events of default under the 4 HIMS Loan Agreement, as applied to USC as Borrower and the applicable Loan Documents. Upon an event of default, at Lender’s sole option the loan and indebtedness represented by the USC Working Capital Loan Documents may be declared immediately due and payable, Lender may apply the parties’ bank accounts and any other property held by Lender against the indebtedness, and Lender may exercise its other rights with respect to the collateral and under applicable law.

As collateral securing the Borrower’s obligations under the USC Working Capital Loan Documents, Borrower granted a security interest to Lender in Accounts Receivable and Inventory, evidenced by the USC Working Capital Security Agreement. The USC Working Capital Security Agreement includes representations, warranties, covenants, remedies, and indemnification provisions of Borrower that are similar in material respects to those contained in the Tribute Security Agreement, as applied to USC as Borrower and the USC Working Capital Loan Documents.

USC Equipment Loan Agreement and Loan Documents

In connection with the Merger, Adamis agreed to become a Borrower and to assume the obligations as a Borrower under the USC Equipment Loan Agreement and the USC Equipment Loan Documents. Under the USC Equipment Loan Agreement, Lender agreed to loan funds to USC, as the “Borrower,” up to an aggregate principal amount of $700,000, with amounts loaned evidenced by the Commercial Line of Credit Agreement and Note (the “USC Equipment Note”). As of March 31, 2016, the outstanding unpaid principal balance under the USC Equipment Note was approximately $635,000.

Under the USC Equipment Note, Borrower agreed to make monthly payments of principal and accrued interest commencing in August 2014, with the unpaid principal balance and interest due and payable on the Maturity Date, unless demanded earlier. The USC Equipment Note is stated to be a demand note, with payment being due upon the earlier to occur of (i) Lender’s demand, or (ii) the Maturity Date.

The initial variable interest rate on the USC Equipment Loan Agreement was 3.75% per annum, and may change daily. The new interest rate is based on the prime rate 0.0 percentage points; the interest rate will never be less than 3.75%. Lender has a right of set-off entitling Lender to set off any amount payable under the USC Equipment Note, whether matured or unmatured, against any amount owing by Lender to Borrower, including any of the Borrower’s accounts with Lender.

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Under the USC Equipment Note, at any time before the Maturity Date, Borrower may request an advance upon to a maximum amount equal to the “Line of Credit Limit” if before and after the request: (i) the outstanding borrowings under the USC Equipment Loan Agreement are not in excess of $700,000 (defined as the “Line of Credit Limit”); (ii) an event of default does not exist; and (iii) Lender is not precluded by law from making the advance. The total of all advanced requested and unpaid principal cannot exceed $700,000.

Under the USC Equipment Note, advances will be available until the earlier to occur of (a) demand by Lender, (b) December 10, 2015, (c) the date the line of credit is cancelled by Borrower, or (d) the date the line of credit is cancelled by Lender due to an occurrence of an event of default (the foregoing events defined as the “Maturity Date”). After the Maturity Date, no further advances are available to Borrower.

Under the terms of the USC Equipment Note, upon an event of default, Lender’s obligations to make any advances will, at Lender’s option, terminate and Lender may at its option declare all amounts due and payable and may exercise all remedies available to Lender, including foreclosure on its security interest on the collateral that is subject to the security interest in favor of Lender. Events of default under the USC Equipment Note are similar in material respects to those under the 4 HIMS Note, as applied to USC as Borrower and the USC Equipment Loan Documents.

The USC Equipment Loan Agreement includes customary representations and warranties of USC, and customary covenants, similar to those contained in the USC Working Capital Loan Agreement.

Under the USC Equipment Loan Agreement, events of default are similar in material respects to the events of default under the 4 HIMS Loan Agreement, as applied to USC as Borrower and the applicable Loan Documents. Upon an event of default, at Lender’s sole option the loan and indebtedness represented by the USC Equipment Loan Documents may be declared immediately due and payable, Lender may apply the parties’ bank accounts and any other property held by Lender against the indebtedness, and Lender may exercise its other rights with respect to the collateral and under applicable law.

As collateral securing the Borrower’s obligations under the USC Equipment Loan Documents, Borrower granted a security interest to Lender in certain equipment of USC, evidenced by the USC Equipment Security Agreement. The USC Equipment Security Agreement includes customary representations, warranties, covenants, remedies, and indemnification provisions of Borrower that are similar in material respects to those contained in the Tribute Security Agreement, as applied to USC as Borrower and the USC Equipment Loan Documents.

Loan Amendment, Forbearance and Assumption Agreement

In connection with the closing of the transactions contemplated by the Merger Agreement, Lender, Adamis, USC, 4 HIMS and Tribute (USC, 4 HIMS and Tribute sometimes referred to as the “Initial Loan Parties” and together with Adamis, collectively the “Loan Parties”), and certain individual guarantors, including without limitation Eddie Glover and Kristen Riddle (sometimes referred to as the “Individual Guarantors”), entered into the Loan Amendment Agreement.

Pursuant to the Loan Amendment Agreement, Adamis agreed that effective as of the Merger Closing, the Existing Loan Documents will be deemed to be amended to add Adamis as a co-borrower under each of the Existing Loans with respect to periods after the Merger Closing, and Adamis agreed to assume responsibility as borrower for all obligations, duties and liabilities after the Merger Closing under the Existing Loan Documents, jointly and severally with the current borrower or borrowers under each of the Existing Loans. The parties agreed that each of the Initial Loan Parties will remain, as applicable, a co-borrower under the each of the Existing Loan Documents and that such party’s rights and obligations will not be affected.

In addition, in the Loan Amendment Agreement the Company and the Bank agreed to discuss in good faith mutually agreeable amendments or modifications to the Existing Loan Documents in light of the changes in circumstances resulting from the Merger and the transfer of the real property and equipment discussed above to Adamis and USC.

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In the Loan Amendment Agreement, the Initial Loan Parties acknowledged that the Existing Loans are currently in default with respect to certain nonmonetary covenants contained in the Existing Loan Documents. The Bank agreed that all obligations of the Bank to forbear from pursuing its available remedies to collect the obligations evidenced and secured by the Existing Loan Documents shall conditionally exist until October 31, 2016 (the "Forbearance Period"). During the Forbearance Period, and subject to the terms of the Loan Amendment Agreement and the compliance by the Loan Parties with their obligations under the Loan Amendment Agreement, the Bank agreed that it would not pursue available remedies existing as a result of the Loan Parties’ failure to comply with the nonmonetary covenants of the Loan Parties as set forth in the Existing Loan Documents. Upon the expiration of the Forbearance Period, all monetary and nonmonetary obligations of the Loan Parties as set forth in the Existing Loan Documents will be fully reinstated.

The Loan Parties agreed during the Forbearance Period to (i) continue to make all regularly scheduled payments of principal and interest due as set forth in the Existing Loan Documents, and (ii) except to the extent modified in the Loan Amendment Agreement, comply with all covenants of the Loan Parties set forth in the Existing Loan Documents. In the Loan Amendment Agreement, each Initial Loan Party reaffirmed its obligations under the Existing Loans and made certain other representations, warranties and agreements regarding the Existing Loans, and the Bank acknowledged that the applicable Borrower was current in its interest payments or other obligations under the applicable Loan Documents that are due and payable before the date of the Loan Amendment Agreement. The parties also agreed that the real and personal property securing each of the Existing Loans will also secure each of the other Existing Loans, as well as the Adamis New Loan.

Upon termination of the Forbearance Period by expiration of time or resulting from any noncompliance of the Loan Parties with the conditions set forth in the Loan Amendment Agreement, including the nonperformance of any of the conditions or covenants, or if any of the warranties and representations set forth in the Loan Amendment Agreement prove to be incorrect: (i) all obligations of the Loan Parties pursuant to the Existing Loan Documents and the Existing Loans will be fully reinstated; (ii) the Bank will have all rights and remedies provided the Bank pursuant to the Existing Loan Documents; and (iii) the Bank will be entitled, to the maximum extent most beneficial to the Bank, to all rights and remedies allowed by any applicable law.

Except as expressly set forth in the Loan Amendment Agreement, the terms and provisions set forth in the Existing Loan Documents were not modified and remain in full force and effect.

Subject to the satisfaction of all conditions precedent set forth in the Loan Amendment Agreement, the Bank consented to the transfer of the real and personal property by 4 HIMS and Tribute to Adamis and the foregoing acceptance and assumptions by Adamis. The Loan Amendment Agreement provide for a number of conditions precedent to Bank’s obligations under the agreement, including without limitation: (i) satisfactory title insurance and other insurance regarding the 4 HIMS Property; (ii) satisfactory lien searches and UCC-1 financing statements; (iii) any other document and agreements required by the Bank; (iv) accuracy of the representations and warranties set forth in the Loan Amendment Agreement; and (v) certain other customary conditions.

The Loan Amendment Agreement reflects the terms of an earlier letter agreement entered into between Lender and Adamis in connection with the execution of the Merger Agreement, in which Adamis agreed that effective upon the closing of the Merger it would assume the obligations under the Existing Loans, and Lender agreed during the forbearance period specified therein to forbear from exercise of its rights and remedies in connection with instances of default or noncompliance under the Existing Loans. The agreement provides that upon expiration of the forbearance period, Lender will commence testing for compliance with the financial covenants contained in the Loan Documents, and full compliance with such financial covenants must be attained by December 31, 2016. The agreement is conditioned on the parties’ execution of a subsequent loan amendment agreement, which is reflected in the Loan Amendment Agreement.

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